John Hancock Investment Management Services, LLC 601 Congress Street Boston, MA 02210

March 20, 2009
To the Trustees of:
John Hancock Funds II
601 Congress Street
Boston, MA 02210

Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice
With reference to the Advisory Agreement dated October 17, 2005, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A, B, C, D, E, F, G, H and I hereto.
2. The Adviser will voluntarily waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices J, K, L and M hereto.
3. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.
Very truly yours,
JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeffrey H. Long

Jeffrey H. Long
Chief Financial Officer

By:	/s/ Charles Rizzo

Charles Rizzo
Senior Vice President

APPENDIX A
Contractual Reimbursement –
Lifestyle Portfolios Only
Class Specific
The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of each Lifestyle Portfolio (each a “Lifestyle Class”):
Class A
Class B
Class C
Class R
Class R1
Class R2
Class R3
Class R4
Class R5
“Expenses” mean the following expenses attributable to a Lifestyle Class: (a) blue sky fees, (b) printing and postage, (c) transfer agent, (d) service fees, and (e) 12b-1 expenses.
The Adviser contractually agrees to make payment to a Lifestyle Class of a Lifestyle Portfolio in an amount equal to the amount by which the Expenses of the Lifestyle Class of the Lifestyle Portfolio exceed the percentage of average annual net assets (on an annualized basis) attributable to the Lifestyle Class of the Lifestyle Portfolio as follows:

	Classes:
Funds:	A	B	C	R	R1	R2	R3	R4	R5
Lifestyle Aggressive	0.59%	1.29%	1.29%	1.29%	1.04%	0.79%	0.94%	0.64%	0.34%
Lifestyle Growth	0.59%	1.29%	1.29%	1.29%	1.04%	0.79%	0.94%	0.64%	0.34%
Lifestyle Balanced	0.59%	1.29%	1.29%	1.29%	1.04%	0.79%	0.94%	0.64%	0.34%
Lifestyle Moderate	0.59%	1.29%	1.29%	1.29%	1.04%	0.79%	0.94%	0.64%	0.34%
Lifestyle Conservative	0.59%	1.29%	1.29%	1.29%	1.04%	0.79%	0.94%	0.64%	0.34%
This expense reimbursement shall continue in effect until May 1, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX B
Contractual Reimbursement –
Lifecycle Portfolios Only
Class Specific
The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of each Lifecycle Portfolio (each a “Lifecycle Class”):
Lifecycle 2010
Lifecycle 2015
Lifecycle 2020
Lifecycle 2025
Lifecycle 2030
Lifecycle 2035
Lifecycle 2040
Lifecycle 2045
Lifecycle 2050
Lifecycle Retirement
The Adviser agrees to make payment to a Lifecycle Class of a Lifecycle Portfolio in an amount equal to the amount by which the Expenses of the Lifecycle Class of the Lifecycle Fund exceed the percentage of average annual net assets (on an annualized basis) attributable to the Lifecycle Class of the Lifecycle Portfolio as follows:

	Classes:
Funds:	A	B	C	R	R1*	R2	R3*	R4*	R5*	1
Lifecycle 2010	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2015	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2020	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2025	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2030	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2035	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2040	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.55%	0.30%	0.00%	0.05%
Lifecycle 2045	0.50%	1.20%	1.20%	1.05%	0.65%	0.55%	0.55%	0.30%	0.00%	0.05%
Lifecycle 2050	0.50%	1.20%	1.20%	1.05%	0.80%	0.55%	0.65%	0.40%	0.10%	0.05%
Lifecycle Retirement	0.50%	1.20%	1.20%	1.05%	0.80%	0.55%	0.70%	0.40%	0.10%	0.05%
“Expenses” means all expenses attributable to a Lifecycle Class, excluding fund level and advisory fees, underlying fund expenses, taxes, brokerage commissions, interest, litigation and indemnification expenses, other extraordinary expenses not incurred in the ordinary course of the business, and fees under any agreement or plans of the Lifecycle Portfolio dealing with services for shareholders and others with beneficial interests in shares of the Lifecycle Portfolio.
This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

*	This expense reimbursement shall continue in effect until March 31, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX C
Class Specific Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a class of shares of a Fund but excluding: (i) taxes, (ii) brokerage commissions, (iii) interest, (iv) short dividend, (v) acquired fees, (vi) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (vii) fund level including advisory fees and (viii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.
The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

	Classes:
Fund:	A	B	C	1
Absolute Return**	0.50%	1.20%	1.20%	0.05%
Retirement Distribution*	0.35%	—	—	—
Retirement Rising Distribution*	0.35%	—	—	—

*	This expense reimbursement shall continue in effect until May 1, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

**	This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX D
Contractual Reimbursement –
Lifecycle Portfolios Only
Fund Level
The expense reimbursement set forth in this Appendix shall apply to the Lifecycle Portfolios at the fund level.
The Adviser agrees to make payment to the Lifecycle Portfolios in an amount equal to the amount by which the certain Portfolio level expenses of the Lifecycle Portfolios exceed 0.09% of average annual net assets (on an annualized basis) attributable to the Lifecycle Portfolios. Such expenses exclude (a) management fees, (b) Rule 12b-1 fees, (c) transfer agency fees and service fees, (d) taxes, (e) portfolio brokerage commissions, (f) interest (g) underlying fund expenses, (h) printing and postage, (i) blue sky, (j) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Lifecycle Portfolios, and (k) fees under any agreement or plans of the Lifecycle Portfolio dealing with services for shareholders and others with beneficial interests in shares of the Lifecycle Portfolio.
This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX E
Contractual Reimbursement –
All In Cap
For purposes of this Appendix:
The “All In Cap” includes both the fund level and class specific operating expenses excluding (a) taxes, (b) portfolio brokerage commissions, (c) interest (d) underlying fund expenses (acquired fees), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Portfolios, and (f) fees under any agreement or plans of the “Funds” dealing with services for shareholders and others with beneficial interests in shares of the Portfolio.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser contractually agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds for the purposes of the Appendix shall be as follows:

	Classes:
Fund:	A	B	C	1	I
Floating Rate Income	1.20%	1.95%	1.95%	0.85%	0.85%
Optimized All Cap	1.30%	2.00%	2.00%	—	0.85%
Optimized Value	1.29%	1.99%	1.99%	0.85%	0.84%
This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX F
Contractual Reimbursement –
Fund Level
For purposes of this Appendix:
“Expenses” means the expenses of a Fund excluding (a) taxes; (b) brokerage commissions; (c) interest; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) Rule 12b-1 fees; (f) transfer agency fees; (g) blue sky fees; (h) printing and postage; (i) acquired fees; and (j) short dividend.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser contractually agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds for the purposes of the Appendix shall be as follows:

Fund	Expense Limit
Optimized All Cap	0.80%
Optimized Value	0.80%
Floating Rate Income	0.80%
This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX G
Contractual Reimbursement –
Fund Level
For purposes of this Appendix:
“Other Expenses” means the operating expenses of a Fund excluding: (a) taxes; (b) brokerage commissions; (c) interest expense; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) management fees; (f) Rule 12b-1 fees; (g) transfer agency fees; (h) blue sky fees; (i) printing and postage; (j) acquired fees; and (k) short dividend.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser contractually agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Other Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds for the purposes of the Appendix shall be as follows:

Fund	Expense Limit
Absolute Return**	0.05%
Retirement Distribution*	0.09%
Retirement Rising Distribution*	0.09%
Total Bond Market**	0.075%
Value**	0.25%

*	This expense reimbursement shall continue in effect until May 1, 2010 and thereafter until terminated by the Adviser on notice to the Trust.

**	This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX H
Contractual Waiver –
Fund Level
The contractual advisory fee waiver set forth in this Appendix shall apply as follows:
The Adviser has agreed to waive its management fees for the Fund so that the amount retained by the Adviser after payment of the subadvisory fees for each such Fund does not exceed the amount stated below of the Fund’s average annual net assets.

Fund	Limit
American Diversified Growth & Income*	0.00%
American Fundamental Holdings*	0.00%
American Global Diversification Holdings*	0.00%
International Value**	0.45%
Smaller Company Growth***	0.45%

*	These advisory fee waivers shall continue in effect until July 1, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

**	These advisory fee waivers shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

***	These advisory fee waivers shall continue in effect until October 10, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX I
Expense Recapture
At the December 19, 2008, Board of Trustees meeting the Board approved the Amendment to Expense Limitation Agreement for John Hancock Investment Management Services, LLC to recoup waived fees and reimbursed expenses under certain conditions:
1. Reimbursement of Fee Waivers and Expense Reimbursements.
     1.1. Reimbursement. With respect to each Fund, if, in any year in which John Hancock serves as the Fund’s investment adviser pursuant to an effective investment advisory agreement (the “Advisory Agreement”), the aggregate operating expenses (the “Fund Operating Expenses”) of such Fund for the fiscal year are less than the maximum annual operating expense limit set forth in the Expense Limitation Agreement (“Maximum Annual Operating Expense Limit”) for that year, John Hancock shall be entitled to reimbursement by such Fund, in whole or in part as provided below, of the fees payable under the Advisory Agreement (the “Advisory Fees”) that were waived or reduced, and other payments remitted (“Expense Reimbursements”), by John Hancock to such Fund pursuant to the Expense Limitation Agreement. The total amount of reimbursement to which John Hancock may be entitled (“Reimbursement Amount”) shall equal, at any time, the sum of all Advisory Fees previously waived or reduced by John Hancock and all other Expense Reimbursements remitted by John Hancock to the Fund during any of the previous three (3) fiscal years, less any reimbursement previously paid by such Fund to John Hancock with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.
     1.2. Method of Computation. To determine each Fund’s accrual, if any, to reimburse John Hancock for the Reimbursement Amount, each month the Fund Operating Expenses of each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of a Fund for any month are less than the Maximum Annual Operating Expense Limit of such Fund, such Fund shall accrue into its net asset value an amount payable to John Hancock sufficient to increase the annualized Fund Operating Expenses of that Fund to an amount no greater than the Maximum Annual Operating Expense Limit of that Fund, provided that such amount paid to John Hancock will in no event exceed the total Reimbursement Amount. For accounting purposes, when the annualized Fund Operating Expenses of a Fund are below the Maximum Annual Operating Expense Limit, a liability will be accrued daily for these amounts.
     1.3. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.
     1.4. Limitation of Liability. John Hancock shall look only to the assets of the Fund for which it waived or reduced fees or remitted payments for reimbursement under this Agreement and for payment of any claim hereunder, and neither the Funds, nor

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any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future shall be personally liable therefor.
2. Term of Amendment.
     This Amendment shall continue in effect with respect to all Funds in accordance with the terms for the continuation of the Expense Limitation Agreement.
3. Miscellaneous.
     3.1. All capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Expense Limitation Agreement.
     3.2. Except as modified in this Amendment, all terms of the Expense Limitation Agreement continue to be in effect and binding on the parties.
     3.3. This Amendment may be amended or terminated only in accordance with the terms of the Expense Limitation Agreement, except that this Amendment will terminate automatically upon the termination of the Expense Limitation Agreement.

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APPENDIX J
Voluntary Reimbursement –
Fund Level
For purposes of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (a) taxes; (b) portfolio brokerage commissions; (c) interest; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) management fees; (f) Rule 12b-1 fees; (g) transfer agency fees and service fees; (h) blue sky fees; (i) printing and postage; (j) acquired fees; and (k) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser voluntarily agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The voluntary Expense Limit for each of the Funds for the purposes of this Appendix shall be as follows:

Fund	Expense Limit
American Diversified Growth and Income	0.06%
American Fundamental Holding	0.06%
American Global Diversification	0.06%
Index 500	0.05%

International Equity Index	0.05%
Lifestyle Balance – Class 5	0.07%
Lifestyle Growth – Class 5	0.07%
Lifestyle Moderate – Class 5	0.07%
Mid Cap Index	0.075%
Small Cap Index	0.075%
This expense reimbursement shall continue in effect until terminated at any time by the Adviser on notice to the Trust.

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APPENDIX K
Voluntary Reimbursement –
Fund Level
For purposes of this Appendix:
“Other” Expenses means operating expenses of a Fund excluding: (a) advisory fee; (b) class specific expenses; (c) underlying fund expenses; (d) taxes; (e) portfolio brokerage commissions; (f) interest; and (g) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business.
“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.
The Adviser voluntarily agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Other Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The voluntary Expense Limit for each of the Funds for the purposes of this Appendix shall be as follows:

Fund	Expense Limit
Lifestyle Balanced	0.03%
Lifestyle Growth	0.03%
Lifestyle Moderate	0.03%
This expense reimbursement shall continue in effect until terminated at any time by the Adviser on notice to the Trust.

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APPENDIX L
Advisory Fee Voluntary Reduction –
Fund Level
The voluntary advisory fee reduction set forth in this Appendix shall apply as follows:
The Adviser has also voluntarily agreed to reduce the management fee for each T. Rowe Fund by the amount that the subadvisory fee is reduced. T. Rowe Price has voluntarily agreed to waive a portion of its subadvisory fee for the Blue Chip Growth Fund, Equity-Income Fund, Health Sciences Fund, Science & Technology Fund, Small Company Value Fund, Spectrum Income Fund and Real Estate Equity Fund. This waiver is based on the combined average daily net assets of these Funds and the following funds of John Hancock Trust: Blue Chip Growth Trust, Equity-Income Trust, Health Sciences Trust, Mid Value Trust, Science & Technology Trust, Small Company Value Trust, Spectrum Income Trust and Real Estate Equity Trust (collectively, the “T. Rowe Funds”).
The percentage reduction is as follows:

Fee Reduction (As a Percentage of
Combined Average Daily Net Assets of the T. Rowe Funds	the Subadvisory Fee)
First $750 million	0.00%
Next $750 million	5.0%
Next $1.5 billion	7.5%
Over $3 billion	10.0%
This voluntary fee reduction shall continue in effect until terminated at any time by the Adviser on notice to the Trust.

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APPENDIX M
Advisor Fee Voluntary Waiver
Fund Level
John Hancock Investment Management Services (the “Adviser”), as the investment adviser for the John Hancock Lifestyle and Lifecycle Portfolios (the “Fund”), receives a fee of 0.05% on assets invested in funds of John Hancock Funds II and John Hancock Funds III and 0.50% on all other investments.
The Fund invests in other mutual funds, of which some or all of the investments are mutual funds managed by the Adviser who receives an advisory fee for such services. The voluntary adviser fee waiver shall apply as follows:
The Adviser has voluntarily agreed to waive its advisory fees for the Fund so that the amount retained by the Adviser after payment of subadvisory fees, including Adviser fees collected on the underlying investments after payment of subadvisory fees, does not exceed 0.50% of the Fund’s average annual net assets.
This advisory fee waiver is voluntary and can be terminated at any time by the Adviser on notice to the Trust.

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